                                                                   EXHIBIT 10.12


                            INDEMNIFICATION AGREEMENT

         This AGREEMENT is effective as of December 31, 1995 by and between Thermo Instrument Systems Inc., a Delaware corporation ("THI"), and Thermo Vision Corporation, a Delaware corporation ("Vision").

         WHEREAS, Vision is a wholly owned subsidiary of Thermo Optek Corporation ("Optek"), which is a wholly owned subsidiary THI;

         WHEREAS, THI owns all of the outstanding stock of CID Technologies Inc. ("CID"), Nicolet Instrument Corporation ("Nicolet"), and Thermo Jarrell Ash Corporation ("TJA"), and TJA owns all of the outstanding stock of Scientific Measurement Systems Inc. ("SMS");

         WHEREAS, effective as of the date hereof, THI plans to contribute the stock of TJA and CID to Nicolet, whereas Nicolet intends to contribute the stock of TJA and CID to Optek, whereas TJA plans to distribute the stock of SMS to Optek, and whereas Optek intends to contribute the stock of CID and SMS to Vision; and

         WHEREAS, in connection therewith, THI is willing to indemnify and hold harmless Vision as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

         1.   INDEMNIFICATION BY THI.

              (a) THI agrees to indemnify and hold harmless Vision from any and all claims, damages, losses (including diminution in value), liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively "Losses") incurred by Vision relating solely to the acts or omissions, or related to conduct, of CID or SMS prior to December 31, 1995.

              (b) Whenever any claim shall arise for indemnification hereunder, Vision shall promptly notify THI of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to THI shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Vision shall not settle or compromise any claim by a third party for which Vision is entitled to indemnification hereunder without the prior consent of THI, unless suit shall have been instituted against Vision and THI shall not have taken control of such suit after notification thereof as provided in Paragraph 1(c) of this Agreement.

              (c) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, THI at its sole cost and expense may, upon notice to Vision, assume the defense of any such claim or legal proceeding if it acknowledges to Vision its obligations to indemnify Vision with respect to all such elements of such claim. Vision shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If THI does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date THI is notified of such claim pursuant to Paragraph 1(b) hereof, (i) Vision may defend against such claim or litigation, after giving notice of the same to THI, on such terms as are appropriate in Vision's reasonable judgment, and (ii) THI shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         2.   MISCELLANEOUS.

              (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that THI and Vision may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void.

              (b) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by THI and Vision.

              (c) Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other party as follows:

         If to THI:

              Thermo Instrument Systems Inc.
              504 Airport Road,
              Post Office Box 2108
              Santa Fe, New Mexico 87504

         With a copy to:

              Thermo Electron Corporation
              81 Wyman Street
              Waltham, Massachusetts  02254
              Attention: General Counsel

         If to Vision:


              Thermo Vision Corporation
              8E Forge Parkway
              Franklin, Massachusetts  02038
              Attn: President

         With a copy to:

              Thermo Electron Corporation
              81 Wyman Street
              Waltham, Massachusetts  02254
              Attention: General Counsel

provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

              (d) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

              (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

              (g) This Agreement is the joint work product of the parties hereto, and, therefore, in the case of an ambiguity no inference shall be drawn to the detriment of either party.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


THERMO INSTRUMENT SYSTEMS INC.              THERMO VISION CORPORATION


By: /s/ Arvin H. Smith                      By: /s/ Kristine A. Langdon
   ---------------------------                 ------------------------
Title: President                            Title: President
       -----------------------                     --------------------